UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2014

Umpqua Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

Oregon	001-34624	93-1261319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One SW Columbia, Suite 1200

Portland, Oregon 97258

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (503) 727-4100

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

As previously announced, on April 18, 2014, Umpqua Holdings Corporation, an Oregon corporation (“Umpqua”), completed its previously announced merger (the “Merger”) with Sterling Financial Corporation, a Washington corporation (“Sterling”) pursuant to an Agreement and Plan of Merger, dated September 11, 2013, between Umpqua and Sterling.  At the closing of the Merger, Sterling merged with and into Umpqua, with Umpqua surviving the Merger as the surviving corporation.

Attached hereto as Exhibits 99.1 and 99.2, and incorporated herein by reference are, respectively, (i) the unaudited and unreviewed consolidated balance sheets of Sterling and subsidiaries as of March 31, 2014 and December 31, 2013, and the related consolidated statements of income, comprehensive income, and cash flows for each of the three months ended March 31, 2014 and 2013, as well as the accompanying notes thereto and (ii) unaudited pro forma condensed combined financial statements of Umpqua and Sterling, as of and for the three months ended March 31, 2014, reflecting the Merger.

Forward-Looking Statements

This Form 8-K includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this Form 8-K we make forward-looking statements regarding the size and growth potential from the Merger; cost savings and other synergies expected to result from the Merger; and the financial and accounting impact of the Merger and related integration activities. Specific risks that could cause results to differ from the forward-looking statements are set forth in our filings with the SEC and include, without limitation, changes in the discounted cash flow model used to determine the fair value of Sterling’s assets, prolonged low interest rate environment, unanticipated weakness in loan demand or loan pricing, deterioration in the economy, material reductions in revenue or material increases in expenses, lack of strategic growth opportunities or our failure to execute on those opportunities, our inability to effectively manage problem credits, certain loan assets becoming ineligible for loss sharing, unanticipated increases in the cost of deposits; Umpqua’s ability to achieve the synergies and earnings accretion contemplated by the merger; Umpqua’s ability to promptly and effectively integrate the businesses of Sterling and Umpqua; the diversion of management time on issues related to merger integration; changes in laws or regulations; and changes in general economic conditions.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1

Unaudited and Unreviewed Consolidated balance sheets of Sterling Financial Corporation and subsidiaries as of March 31, 2014 and December 31, 2013, and the related consolidated statements of income, comprehensive income, and cash flows for each of the three months ended March 31, 2014 and 2013, as well as the accompanying notes thereto

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of Umpqua Holdings Corporation and Sterling Financial Corporation as of and for the three months ended March 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Umpqua Holdings Corporation

Date: June 17, 2014	By:	/s/ Andrew H. Ognall
	Name:	Andrew H. Ognall
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1

Unaudited and Unreviewed Consolidated balance sheets of Sterling Financial Corporation and subsidiaries as of March 31, 2014 and December 31, 2013, and the related consolidated statements of income, comprehensive income, and cash flows for each of the three months ended March 31, 2014 and 2013, as well as the accompanying notes thereto

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of Umpqua Holdings Corporation and Sterling Financial Corporation as of and for the three months ended March 31, 2014